                                                                        4(d)(7)



                           FIRST AMENDMENT TO TRUST AGREEMENT (AA 1992 MF-1)

                                  (Redesignated AA 1994 PTC Series AA)





                                        Dated as of May 26, 1994



                                                between



                                        MISSION FUNDING EPSILON,
                                                   as the Owner Participant

                                                  and

                                        MERIDIAN TRUST COMPANY,
                                                   as the Owner Trustee







                                     One Boeing 767-323ER Aircraft
                                                 N371AA

                                   Leased to American Airlines, Inc.





































































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                                                                         4(d)(7)



                    FIRST AMENDMENT TO TRUST AGREEMENT (AA 1992 MF-1)


        This FIRST AMENDMENT TO TRUST AGREEMENT (AA 1992 MF-1), dated as of May 26, 1994, between MISSION FUNDING EPSILON, a California corporation (the "Owner Participant") and MERIDIAN TRUST COMPANY, a Pennsylvania trust company in its individual capacity as noted and as trustee hereunder (herein in such capacity the "Owner Trustee").


                                 W I T N E S S E T H

        WHEREAS, the Owner Participant, the Owner Trustee, American Airlines, Inc., a Delaware corporation (the "Lessee"), Royal Bank of Canada and Credit Suisse, acting through its New York Branch (the "Original Loan Participants"), and First Security Bank of Utah, N.A., a national banking association, as Indenture Trustee (the "Indenture Trustee") entered into the Participation Agreement (AA 1992 MF-1), dated as of May 15, 1992 (such Participation Agreement being herein called the "Original Participation Agreement"), providing for the sale and lease of one Boeing 767-323ER aircraft, bearing U.S. registration number N371AA (the "Aircraft");

        WHEREAS, the Owner Participant and the Owner Trustee entered into a Trust Agreement (AA 1992 MF-1), dated as of May 15, 1992 (such Trust Agreement, as originally entered into, being herein called the "Trust Agreement"), pursuant to which Trust Agreement the Owner Trustee agreed, among other things, to hold the Trust Estate (as defined in Section 1.01 of the Trust Agreement), which agreement was duly recorded by the FAA as an attachment to the Trust Indenture and Security Agreement (AA 1992 MF-1), dated as of May 15, 1992, relating to the Aircraft, together with other attachments thereto, on May 28, 1992, as one document, and assigned Conveyance No. U61707.

        WHEREAS, Section 20 of the Original Participation Agreement contemplates the redemption of the Loan Certificates as part of a refunding or refinancing operation, and Lessee has given its written notice to the Owner Participant and the Owner Trustee pursuant to such Section 20 of its desire to implement such a refunding or refinancing operation; and
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        WHEREAS, in order to effect such refinancing, Lessee, the Owner
Participant, the Owner Trustee, State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, the Loan Participants, the Indenture Trustee and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee, are entering into the Refunding Agreement, dated as of May 26, 1994, and in connection therewith the Owner Participant and the Owner Trustee wish to amend the Trust Agreement by entering into this First Amendment to the Trust Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

        SECTION 1.  AMENDMENT TO SECTION 1.01 OF THE TRUST AGREEMENT.
a. The definition of "Operative Documents" is amended by adding the words "the Refunding Agreement, the Equipment Notes," after the words "Trust Indenture,".

        b. The definition of "Certificate" is amended in its entirety to read as follows:

        "'Certificates' means the loan certificates issued to the Original Loan Participants, each substantially in the form set forth in Article II of the Original Indenture."

        c. The following definitions of "Equipment Notes", "Loan Trustee", "Original Indenture", "Pass Through Trustee", "Refunding Agreement" and "Refunding Date" shall be inserted in Section 1.01 of the Trust Agreement in alphabetical order.

        "Equipment Notes" has the meaning set forth in the Trust Indenture.

        "Loan Trustee" means State Street Bank and Trust Company of Connecticut, National Association.

        "Original Indenture" means the Trust Indenture and Security Agreement (AA 1992 MF-1), dated as of May 15, 1992, between the Owner Trustee and the Indenture Trustee, as supplemented by Trust Agreement and Indenture Supplement No. 1 (AA 1992 MF- 1), dated May 28, 1992.

        "Pass Through Trust Agreement" means the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between American Airlines, Inc. and the Pass Through Trustee, as amended, supplemented or otherwise modified from time to time.

        "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee under the Pass Through Trust Agreement.

        "Refunding Agreement" means the Refunding Agreement (AA 1994 PTC Series
AA), dated as of May 26, 1994, among Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Participants, the Loan Trustee and the Pass Through Trustee, as the same may be supplemented, amended or modified from time to time.

        "Refunding Date" has the meaning set forth in the Refunding  Agreement.

        SECTION 2. AMENDMENT OF ARTICLE III OF THE TRUST AGREEMENT. Article III of the Trust Agreement is hereby amended by adding the following subsection:

                        "Section 3.07 Authorization and Conditions Precedent in Respect of Refunding. (a) Authorization. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that on the Refunding Date it will, subject to due compliance with the terms of
           Section 3.07(b) hereof:

                        (i) enter into the Refunding Agreement and the Amended and Restated Indenture (as defined in the Refunding Aggreement;

                       (ii) cancel the Certificates surrendered to it by the Loan Trustee; and

                      (iii)  issue to the Pass Through Trustee Equipment
                Notes in respect of the Aircraft in the amounts and otherwise as provided in the Refunding Agreement and the Trust Indenture;

                        (b) Conditions Precedent. The right and obligation of the Owner Trustee to take the action required by Sections 3.07(a)(ii) and (iii) hereof shall be subject to the following conditions precedent:





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                      (i)  the Owner Trustee shall have been paid the amounts
                           required to be paid to it under Section 1 of the Refunding Agreement; and

                     (ii) the terms and conditions of Section 3 of the Refunding Agreement shall have been waived or complied with in a manner satisfactory to the Owner Participant."


        SECTION 3.  AMENDMENT OF ARTICLE VI TO THE TRUST AGREEMENT.  Clause
(iii) of Section 6.02 of the Trust Agreement is hereby amended by deleting the words "Sections 4.01(2) of the Trust Indenture" and substituting therefor the words "Section 4.01(b) of the Trust Indenture".

        SECTION 4.  AMENDMENT OF ARTICLE X TO THE TRUST AGREEMENT.  Clause
(ii) of Section 10.01(a) of the Trust Agreement is hereby amended by deleting the words "Article IX of the Trust Indenture" and substituting therefor the words "Article 11 of the Trust Indenture".

        SECTION 5.  AMENDMENT OF ARTICLE XI TO THE TRUST AGREEMENT.  Section
11.01 of the Trust Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

                 "Notwithstanding the foregoing, the trusts created hereby shall not be subject to revocation or termination by the Owner Participant prior to the payment in full of the Equipment Notes and all other indebtedness secured by the Trust Indenture and the final discharge of the Trust Indenture pursuant to Section 10.01 thereof."

        SECTION 6. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning assigned in the Trust Agreement.

        SECTION 7. RATIFICATION. Except as hereby amended, the Trust Agreement shall remain in full force and effect.

        SECTION 8. MISCELLANEOUS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Any provision






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hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.






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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                                   MERIDIAN TRUST COMPANY


                                                   By:________________________
                                                      Name:
                                                      Title:


                                                   MISSION FUNDING EPSILON


                                                   By:________________________
                                                      Name:
                                                      Title:





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